Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kimco Realty Corporation 401(k) Plan

New Hyde Park, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61323, 333-85659, 333-62626, 333-135087, 333-152658, 333-167265, 333-152658 and 333-184776) of Kimco Realty Corporation and subsidiaries of our report dated June 29, 2018, relating to the financial statements and supplemental schedule of the Kimco Realty Corporation 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Melville, New York

June 29, 2018

ex_117121.htm